UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):         June 15, 2015

PULMATRIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36199	46-1821392
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

99 Hayden Avenue, Suite 390

Lexington, MA 02421

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 357-2333

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference in this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 15, 2015, we entered into a joinder agreement with Hercules Technology Growth Capital, Inc., as agent (“Hercules”), whereby we joined and become a co-borrower under the Loan and Security Agreement (the “credit facility”), dated June 11, 2015 by and among our wholly-owned subsidiary, Pulmatrix Operating Company, Inc., Hercules and the lenders party thereto from time to time (the “Lenders”), including Hercules, pursuant to which the Lenders agreed to make a term loan available to us for working capital and general business purposes, in a principal amount of $7 million (the “term loan”). The entire term loan was funded on June 16, 2015 the (“closing date”). The credit facility is secured by substantially all of our and our subsidiary’s assets other than our and our subsidiary’s intellectual property.

The term loan bears interest at a floating annual rate equal to the greater of (i) 9.50% and (ii) the sum of (a) the prime rate as reported by The Wall Street Journal minus 3.25% plus (b) 8.50%. We are required to make interest payments in cash on the first business day of each month, beginning on July 1, 2015. The term loan will begin amortizing on August 1, 2016, in equal monthly installments of principal and interest based on an amortization payment schedule consisting of 30 months (even though the amortization period applicable to the term loan is for a shorter period of time), with such payments beginning on July 1, 2016, and continuing on the first business day of each month thereafter until the term loan is repaid. The final maturity date of the term loan is July 1, 2018. Upon repayment of the term loan, we are also required to pay an end of term charge to the Lenders equal to $245,000.

At our option, we may prepay all, but not less than all, of the outstanding principal balance of the term loan, subject to a prepayment fee of 3% of the amount prepaid if the prepayment occurs on or prior to June 16, 2016, 2% of the amount prepaid if the prepayment occurs after June 16, 2017 but on or prior to June 16, 2018, or 1% of the amount prepaid if the prepayment occurs after June 16, 2018.

The credit facility includes affirmative and negative covenants applicable to us and our subsidiary. The affirmative covenants include, among others, covenants requiring us to maintain our legal existence and governmental approvals, deliver certain financial reports and maintain insurance coverage. The negative covenants include, among others, restrictions on our transferring collateral, incurring additional indebtedness, engaging in mergers or acquisitions, paying dividends or making other distributions, making investments, creating liens, selling assets, and suffering a change in control, in each case subject to certain exceptions. In general, the Term Loan prohibits us from (i) repurchasing or redeeming any class of our capital stock, including our common stock, par value $0.0001 per share (“common stock”) or (ii) declaring or paying any cash dividend or making a cash distribution on any class of our capital stock, including our common stock.

The credit facility also includes events of default, the occurrence and continuation of which provide Hercules, as agent, with the right to exercise remedies against us and the collateral securing the term loan under the credit facility, including foreclosure against our properties securing the credit facilities, including our cash. These events of default include, among other things, our failure to pay any amounts due under the credit facility, a breach of covenants under the credit facility, our insolvency, a material adverse effect occurring, the occurrence of certain defaults under certain other indebtedness or certain final judgments against us.

In connection with the making of the term loan we agreed that Lender shall have the right to purchase up to $1,000,000 of our securities in the event that we conduct a private placement for $10,000,000 or more of our securities after the closing date.

The foregoing description of the credit facility does not purport to be complete and is qualified in its entirety by reference to the full text of the credit facility, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

Pursuant to the terms of the term loan, we may elect to pay, in whole or in part, any regularly scheduled installment of principal, up to an aggregate maximum amount of $1,000,000, by converting a portion of the principal of the term loan into shares of our common stockin lieu of payment thereof in cash at a fixed conversion price of $11.73 per share after giving effect to our 1-for-2.5 reverse stock split effected on June 15, 2015 (the “fixed conversion price”), provided that the closing price of the shares of Common Stock as reported on the NASDAQ Capital Market for each of the seven (7) consecutive trading days immediately preceding the payment date shall be greater than or equal to the fixed conversion price, among other conditions. In addition, the Lenders may elect to receive payment of any regularly scheduled installment of principal, up to an aggregate maximum amount of $1,000,000, in shares of Common Stock at the fixed conversion price.

In addition, on the closing date of the credit facility, in connection therewith, we issued to Hercules, as the sole Lender on the closing date, a warrant to purchase up to 25,150 shares of common stock at an exercise price of $8.35 per share. The warrant may be exercised either for cash or on a cashless “net exercise” basis. The warrant expires June 16, 2020. The issuances of the term loan and the warrant were exempt from the requirements of the Securities Act of 1933, as amended, pursuant to an exemption provided by Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder as transactions by an issuer not involving a public offering.

The foregoing is not a complete description of the terms and conditions of the form of warrant agreement or the loan and security agreement and is qualified in its entirety by reference to those agreements, copies of which are be filed as exhibits to this Current Report on Form 8-K.

Item 3.03.	Material Modification to Rights of Security Holders.

The information required by this Item 3.03 is contained in Item 2.03 and is incorporated by reference herein.

Item 8.01.	Other Events.

On June 16, 2015, we issued press releases announcing (i) the entry into an agreement with Mylan N.V. for the development of PUR0200, our clinical stage bronchodilator therapy candidate, and (ii) our new drug candidate, PUR1900, an inhaled anti-infective to treat fungal infections associated with cystic fibrosis (CF). Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Loan and Security Agreement, dated June 11, 2015

10.2	Joinder Agreement, dated June 15, 2015

10.3	Warrant, dated June 16, 2015

99.1	Press release, issued June 16, 2015

99.2	Press release, issued June 16, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULMATRIX, INC.

Date: June 16, 2015	By:	/s/ Robert W. Clarke, Ph.D.
Robert W. Clarke, Ph.D.
President and Chief Executive Officer